                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           First Albany Companies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         [FIRST ALBANY COMPANIES LOGO]

                                                       March 29, 2004

Dear Shareholder:

The 2004 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Tuesday, April 27, 2004, at 10:00 A.M. (EDT).

The enclosed material includes the Notice of Annual Meeting and Proxy Statement that describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone. Over 92% of the outstanding shares were represented at last year's Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

                                                       Sincerely yours,

                                                       /s/ George C. McNamee
                                                       ------------------------
                                                       George C. McNamee
                                                       Chairman of the Board

                          [FIRST ALBANY COMPANIES LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 APRIL 27, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, April 27, 2004 at 10:00 a.m. (EDT), for the following purposes:

         (1) To elect four directors whose terms will expire at the 2007 Annual Meeting of Shareholders and one director whose term will expire at the 2006 Annual Meeting of Shareholders;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004;

         (3) To consider and act upon a proposal to approve the adoption of the Third Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares available for issuance; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of common stock of record as of the close of business on March 10, 2004, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

                                           By Order of the Board of Directors

Albany, New York
March 29, 2004
                                           /S/ Stephen P. Wink
                                           -----------------------------
                                           Stephen P. Wink
                                           Secretary

                          [FIRST ALBANY COMPANIES LOGO]

                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 2004

         This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, April 27, 2004 at 10:00 A.M. (EDT), and any postponements or adjournments thereof (the "Meeting"). The mailing address of the principal executive office of the Company is 30 South Pearl Street, Albany, New York 12207 and its telephone number is (518) 447-8500.

         At the Meeting, the Shareholders of the Company will be asked (i) to elect four directors of the Company whose terms will expire at the 2007 Annual Meeting of Shareholders and one director whose term will expire at the 2006 Annual Meeting of Shareholders, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and (iii) to consider and act upon a proposal to approve the adoption of the Third Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.

                               PROXY SOLICITATION

         This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about March 29, 2004. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and other employees of the Company in person or by mail, telephone, facsimile or e-mail, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.

                      VOTING BY MAIL, INTERNET OR TELEPHONE

         Shareholders who cannot attend the Annual Meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

         A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the Meeting. The execution of a proxy will not affect a shareholder's right to attend the Meeting and vote in person, but attendance at the Meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting.

                 MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

         In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce the Company's printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our transfer agent, American Stock Transfer, at (212) 936-5100 or write to American Stock Transfer, 59 Maiden Lane, New York, New York 10038, Attention: Shareholder Services Department. If you are an eligible shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

                         VOTING, RECORD DATE AND QUORUM

         Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (i) "FOR" the election of the five persons named under the caption "Election of Directors"; (ii) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and (iii) "FOR" the approval of the adoption of the Third Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.

         The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

         The close of business on March 10, 2004 has been fixed as the record date for the determination of Shareholders entitled to vote at the Meeting. 12,405,205 shares of common stock were outstanding as of the record date. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions, broker non-votes and votes to "withhold authority" are counted in determining whether a quorum has been reached on a particular matter.

         The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

         With respect to the ratification of the appointment of the Company's independent auditors, the affirmative vote of the holders of a majority of the votes cast for or against this matter by shareholders entitled to vote at the Meeting is required. An abstention from voting on this matter will be treated as "present" for quorum purposes. However, since an abstention is not treated as a "vote" for or against this matter, it will have no effect on the outcome of the vote.

         The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the approval of the Third Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan. An abstention from voting on this matter will be treated as "present" for quorum purposes. However, because an abstention is not voted, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         THE BOARD RECOMMENDS (i) THE ELECTION OF THE FIVE PERSONS NAMED AS NOMINEES UNDER "ELECTION OF DIRECTORS", (ii) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; AND (iii) THE APPROVAL OF THE ADOPTION OF THE THIRD AMENDMENT TO THE FIRST ALBANY COMPANIES INC. 1999 LONG-TERM INCENTIVE PLAN.

               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of common stock of the Company as of March 10, 2004, by (i) persons owning more than 5% of the common stock, (ii) each director and each nominee for election as a director of the Company and the executive officers included in the Summary Compensation Table and (iii) all directors and executive officers the Company as a group. An asterisk in the percentage column indicates that a person or group beneficially owns less than 1% of the outstanding shares.

                                                                Shares Beneficially Owned 1
                                                               -----------------------------
Name                                                            Number              Percent
                                                               ---------            -------
George C. McNamee(2,3,7)                                       1,792,912              14.17%
Alan P. Goldberg(2,4,7)                                        1,450,512              11.42%
Robert F. Campbell(2,7)                                          123,745               1.00%
Arthur T. Murphy(2,5,7)                                          373,806               2.99%
Steven R. Jenkins(2,7)                                           141,990               1.14%
Hugh A. Johnson, Jr. 2                                           409,338               3.25%
Kenneth A. Mabbs(2)                                              165,797               1.34%
Stephen P. Wink(2,7)                                             125,160               1.00%
Carl P. Carlucci, Ph.D.                                            2,801                  *
Walter M. Fiederowicz(2,6)                                        15,428                  *
Nicholas A. Gravante, Jr.(2)                                      25,334                  *
Dale Kutnick(2)                                                   16,134                  *
Shannon P. O'Brien(2)                                                334                  *
Arthur J. Roth                                                    10,000                  *
All directors and executive officers as a group                4,653,291              34.47%
 (14 persons)(2)

------------
(1.) Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2.) Includes shares of Common Stock that may be acquired within 60 days of March 10, 2004, through the exercise of stock options as follows: Mr.
         G. McNamee: 245,112; Mr. Goldberg: 283,099; Mr. Campbell: 8,334; Mr.
         Murphy: 107,246; Mr. Jenkins: 90,307; Mr. Johnson: 197,825; Mr. Wink:
         105,464; Mr. Fiederowicz: 334; Mr. Gravante: 334; Mr. Kutnick: 334; Ms.
         O'Brien: 334; and all directors and executive officers as a group:
         1,038,723. Also includes the number of phantom stock units held under the Deferred Compensation Plan for Key Employees as follows: Mr. G.
         McNamee: 5,892; Mr. Goldberg: 16,371; Mr. Campbell: 11,737; Mr. Murphy:
         3,697; Mr. Jenkins: 11,990; Mr. Johnson: 2,423; Mr. Mabbs: 1,859; Mr.
         Wink: 1,953; and all directors and executive officers as a group:
         55,922.

(3.) Includes 13,399 shares that Mr. McNamee owns jointly with his spouse. Also includes 22,254 shares owned by Mr. McNamee as custodian for his minor children.

(4.) Includes 109,539 shares held by the Goldberg Charitable Trust. Mr. Goldberg is the co-trustee of such trust and disclaims beneficial ownership of such shares.

(5) Includes 7,000 shares held by the Arthur T. and Barbara S. Murphy Foundation Inc. Mr. Murphy is the co-trustee of such trust and disclaims beneficial ownership of such shares.

(6.) Includes 10,268 shares owned by Mr. Fiederowicz's spouse; Mr. Fiederowicz disclaims beneficial ownership of such shares.

(7.) Includes restricted shares of Common Stock over which the persons named have no dispositive power: Mr. G. McNamee: 7,854; Mr. Goldberg: 13,090; Mr. Campbell: 19,471; Mr. Murphy: 40,380; Mr. Jenkins: 32,854; Mr.
         Wink: 2,946; and all directors and executive officers as a group:
         116,595.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         The Bylaws of the Company currently provide that the Board shall consist of eleven directors elected in three classes. Four directors will be elected at the Meeting to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2007, and one director will be elected at the Meeting to serve for a two-year term expiring at the Annual Meeting of Shareholders in 2006. The Board has nominated Alan P. Goldberg, Robert F. Campbell, Carl P. Carlucci and Arthur J. Roth as directors whose terms will expire in 2007, and Arthur T. Murphy as a director whose term will expire in 2006. The Board recommends that shareholders vote FOR the election of these nominees.

         If the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election of persons nominated as directors by the Board.

         Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. Each of the nominees are presently directors of the Company.

         Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Meeting.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The directors nominated for election whose terms will expire in 2007 are as follows:

ALAN P. GOLDBERG, age 58, joined First Albany in 1980. Mr. Goldberg is President and Chief Executive Officer of the Company. He joined First Albany in 1980 and has served as the firm's President since 1989 and Co-Chief Executive Officer from 1993 until 2003. In 2003, Mr. Goldberg was named sole Chief Executive Officer of the Company. Mr. Goldberg is a Director of SatCon Technology Corporation (a maker of power control systems). He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

ROBERT F. CAMPBELL, age 59, has been Executive Managing Director and Director of First Albany Capital's Taxable Fixed Income Division since prior to 1999. He joined First Albany in 1987 and established the Taxable Fixed Income division. Prior to joining First Albany, he was with EF Hutton for 15 years in senior management roles in the taxable fixed-income institutional sales and trading groups at that firm. Mr. Campbell is a past Board Member of the Bond Market

Association, Co-Chair of their High-Yield Committee and a member of the Regional Dealer Committee. Mr. Campbell also serves as an Associate Trustee for Siena College and a board member of Saint Anne's Institute Foundation. Mr. Campbell has been a director of the Company since 2003.

CARL P. CARLUCCI, Ph.D., age 55, has been Executive Vice President and Chief Financial Officer of the University of South Florida since 2001. Prior to joining the University of South Florida he was appointed First Deputy Comptroller, Office of the State Comptroller, State of New York from 1999 to 2001. From 1997 to 1999 Dr. Carlucci was Executive Vice President of the University at Albany, State University of New York. Dr. Carlucci's public service has included the positions of Secretary to the New York State Assembly Ways & Means Committee and Director of the New York Assembly Higher Education Committee. His prior experience in higher education has also included the position of Vice President for Administration at Brooklyn College and serving on the faculty of the Public Administration Departments of Baruch College of City University of New York and the University at Albany's Rockefeller College. Dr. Carlucci is Chair of the Executive Compensation Committee and has been a director of the Company since 2003.

ARTHUR J. ROTH, age 64, was New York State Commissioner of Taxation and Finance from 1999 through August 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth is a Certified Public Accountant and was Senior Consulting Director for Coopers & Lybrand, LLP and a Director of their Financial Advisory Practice for Upstate New York in the early 1990s. Mr. Roth has been a member of and led a great number of civic and business organizations, including The University at Albany Foundation and the New York State Society of Certified Public Accountants. Mr. Roth is a member of the Audit Committee and has been a director of the Company since 2003.

The director nominated for election whose term will expire in 2006 is as follows:

ARTHUR T. MURPHY, age 49, has been Executive Managing Director and Director of First Albany Capital's Municipal Capital Markets division since prior to 1999. He joined First Albany in 1980 as a Senior Vice President in charge of the Municipal Capital Markets Group. He is currently the Chairman of First Albany Capital's Risk Management Committee. He is a member of the Executive Committee of the Bond Market Association. Mr. Murphy served as a governor of the Municipal Forum of New York from 1996-2001 and President from 1999-2000. He currently serves as an advisor to the Municipal Forum Youth Education Fund, as a Trustee and Treasurer of the Public Health Research Institute in Newark, New Jersey and as a Trustee and Treasurer of the Greyston Foundation in Yonkers, New York. Mr. Murphy has been a director of the Company since 2003.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE FIVE DIRECTOR NOMINEES.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2005:

GEORGE C. McNAMEE, age 57, joined First Albany in 1969. Mr. McNamee is the executive Chairman of the Company and also serves as a Managing Partner of FA Technology Ventures. Mr. McNamee has been Chairman of the Company since 1985 and also served as Co-CEO from 1993 until July 2003. He is also Chairman of Plug Power Inc. (a maker of fuel cells) and a director of META Group, Inc. (an information technology research advisor). He also serves on the Yale Development Board. Mr. McNamee has been a director of the Company since its incorporation in 1985.

WALTER M. FIEDEROWICZ, age 57, has been a private investor and consultant since August 1997. Since September 2000, he has served as Managing Director of Painter Hill Partners, an investment company. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp. (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman and served as director of Conning & Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomask manufacturer) and Hematech, LLC (a biotechnology company). Since 1998, Mr. Fiederowicz served as Chairman of CDT Corporation and Meacock Capital, PLC. Since August 2003, Mr. Fiederowicz has served as Chairman of the Board of Omega Underwriting Holdings, Ltd, a Lloyd's-based insurer. Mr. Fiederowicz is Lead Director, Chair of the Audit Committee, a member of the Executive Compensation Committee and has been a director of the Company since 1996.

SHANNON P. O'BRIEN, age 44, was the State Treasurer and Receiver General for the Commonwealth of Massachusetts from 1999 to January 2003. She was Vice President for External Affairs for Community Care Systems, a behavioral healthcare network from 1995 to 1997. Ms. O'Brien taught at Boston University School of Communications in 1997, after which she began her work as a candidate for State Treasurer. The 2002 Democratic Nominee for Governor of Massachusetts, Ms. O'Brien also served previously for eight years in the Massachusetts Legislature. A graduate of Yale University and Boston University School of Law, she practiced law with the firm of Morrison Mahoney and Miller before entering the legislature. Ms. O'Brien is Chair of the Committee on Directors and Corporate Governance, a member of the Audit Committee and has been a director of the Company since 2003.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2006:

HUGH A. JOHNSON, JR., age 63, joined First Albany in 1977. He is Senior Vice President of First Albany Companies Inc. and Chief Investment Officer of First Albany Capital Inc. He has also been Chairman of FA Asset Management Corporation, (formerly known as First Albany Asset Management) a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is an economic advisor to the Chairman of the New York State Assembly Committee on Ways and Means and is a Director of the New York State Business Development Corporation, Security Mutual Life and Nye Parnell & Emerson. Mr. Johnson is a visiting Professor of Finance at Rensselaer Polytechnic Institute. In addition, he serves on several other state and community boards. Mr. Johnson has served as a director of the Company since 1990.

NICHOLAS A. GRAVANTE, JR., age 43, has been a partner at the law firm of Boies Schiller & Flexner LLP since July 1, 2000. Prior to that time he was a partner at Barrett, Gravante, Carpinello & Stern, LLP in New York City since 1992. Mr. Gravante practices law in the areas of corporate litigation and white-collar criminal defense. He is also a Trustee of the Brooklyn Public Library, the Community Service Society of New York and a member of the Board of Governors at the Lords Valley Country Club in Lords Valley, Pennsylvania. Mr. Gravante is a member of the Committee on Directors and Corporate Governance and has been a director of the Company since 2003.

DALE KUTNICK, age 53, is co-founder, Chairman and a director of META Group, Inc., a research and consulting firm focusing on information technology and business transformation. Mr. Kutnick served as Chief Executive Officer and Research Director of META Group, Inc. since its inception in January 1989 until 2002. Prior to co-founding META Group, Inc., Mr. Kutnick was Executive Vice President of Research at Gartner Group, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University. Mr. Kutnick is a member of the Committee on Directors and Corporate Governance and has been a director of the Company since 2003.

The following executive officers do not serve as directors and are not nominated for election as directors:

STEVEN R. JENKINS, age 39, joined First Albany Capital in 1999 as Chief Financial Officer and Senior Vice President. In January 2000, he was named Chief Financial Officer of the Company. Since mid-2002, Mr. Jenkins has been Executive Managing Director, Chief Operating Officer and Chief Financial Officer of First Albany Capital Inc. Before joining First Albany, Mr. Jenkins served as Chief Financial Officer and Senior Vice President of Precision Imaging Solutions Inc. (a regional imaging company). Prior to that, he held several financial positions with Dain Rauscher, an investment bank, most recently as Managing Director and Director of Finance of Dain Rauscher Wessels, a division of Dain Rauscher Inc. Mr. Jenkins has been a certified public accountant licensed in the State of Texas since 1991.

KENNETH A. MABBS, age 51, joined First Albany in 1991. He is currently Executive Managing Director of First Albany Capital and a Managing Partner and founding member of FA Technology Ventures. Mr. Mabbs served as Director of Corporate Investment Banking at First Albany Capital until January 2000. He has also been involved in most of the merchant banking activities at the firm over the past five years. Mr. Mabbs has over 23 years of diversified corporate finance and investment management experience. Prior to joining First Albany, he was a senior investment banker at Bear, Stearns & Co. in New York and Boston, focusing on financing transactions and strategic advisory work for emerging growth and technology companies.

STEPHEN P. WINK, age 45, joined the Company in 1996. He has been Executive Managing Director, General Counsel and Secretary of the Company, and General Counsel and Secretary of First Albany Capital Inc. since prior to 1999. Mr. Wink is a member of the Bond Market Association's Municipal and Corporate Bond Legal Advisory Committees and a member of the Securities Industry Association's Federal Regulation Committee. Mr. Wink came to First Albany from Cleary, Gottlieb, Steen & Hamilton in New York City, where he practiced in the fields of corporate and securities law.

                            GOVERNANCE OF THE COMPANY

         The Board of Directors held 7 meetings during the Company's fiscal year ended December 31, 2003. The committees of the Board each held the number of meetings noted below in "Committees of the Board". During 2003, each Director attended 100% of the total number of meetings of the Board (while he or she was a member) and at least 90% of the total number of meetings of committees of the Board on which he or she served. The Board has determined that Messrs. Carlucci, Fiederowicz, Gravante, Kutnick and Roth and Ms. O'Brien are "independent directors" as defined in the NASDAQ Stock Market listing standards.

         The Company has a Code of Business Conduct and Ethics applicable to all employees of the Company and members of the Board of Directors. The Code, as well as the Charters of each of the Committees listed below, are available on the Company's website (www.firstalbany.com). The Company intends to post amendments to or waivers from its Code at this location on its website.

         The Company has also adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Company's Corporate Secretary at the following address: First Albany Companies Inc., 30 South Pearl Street, Albany, New York 12207, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

                             COMMITTEES OF THE BOARD

         The Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance.

         THE AUDIT COMMITTEE. The Audit Committee, responsible for reviewing the Company's financial statements, met 10 times during the fiscal year. The Audit Committee operates pursuant to a written charter that the Board reviews each year to assess its adequacy. The current Audit Committee Charter is attached as Exhibit A to this Proxy Statement. As fully set forth in the attached charter, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report and their recommendations and is directly responsible for the selection of the Company's independent auditors. This Committee is comprised of Mr. Fiederowicz, who serves as the Chairman, Ms. O'Brien, who has served on the Committee since her election in March 2003, and Mr. Roth, who has served on the Committee since his election in October 2003. Each member of the Audit Committee is an "independent director" as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the Company's Corporate Governance Guidelines. Each of Mr. Fiederowicz and Mr. Roth are qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards.

         We have adopted policies on reporting of concerns regarding accounting, internal accounting controls or auditing matters ("Accounting Matters"). Any employees who have concerns about Accounting Matters may report their concerns to any of the following: (i) the employee's supervisor, (ii) the General Counsel of the Company, (iii) an attorney in the Legal Department of First Albany, (iv) the Director of Human Resources of First Albany; (v) the Company's toll free anonymous voice mailbox at 1-866-480-6132, or (vi) the Company's anonymous drop-box, which may be accessed through the Company's website (www.firstalbany.com). The full text of the Complaint Procedures for Accounting and Auditing Matters is available on our website.

         The Audit Committee's procedures for the pre-approval of the audit and permitted non-audit services are described in "Proposal No. 2 Ratification of Selection of Independent Auditors -- Audit Committee Pre-Approval Policy."

         THE EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company. The Compensation Committee also administers the Company's 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan and the 2003 Senior Management Bonus Plan. The Executive Compensation Committee met 5 times during fiscal year 2003 and is comprised of Messrs. Carlucci and Fiederowicz. Mr. Carlucci is the Chair of the Committee. Each member of the Executive Compensation Committee is an "independent director" as defined in the NASDAQ Stock Market listing standards.

         THE COMMITTEE ON DIRECTORS AND CORPORATE GOVERNANCE. The Board established the Committee on Directors and Corporate Governance in fiscal year 2002. The Committee held 3 meetings during 2003. Among its specific duties, the Committee determines criteria for service as director, reviews candidates and considers appropriate governance practices. The Committee considers nominees for director proposed by shareholders. To recommend a prospective nominee for the Committee's consideration, shareholders should submit the candidate's name and qualifications to the Company's Corporate Secretary in writing to the following address: First Albany

Companies Inc., 30 South Pearl Street, Albany, New York 12207, Attn: Corporate Secretary. The Committee on Directors and Corporate Governance is comprised of Ms. O'Brien, who serves as Chairperson and Messrs. Gravante and Kutnick. In identifying and recommending nominees for positions on the Board of Directors, the Committee on Directors and Corporate Governance places primary emphasis on the criteria set forth in our Corporate Governance Guidelines which include diversity, age and skills, all in the context of an assessment of the perceived needs of the Board. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration.

                              DIRECTOR COMPENSATION

         During 2003, the Company paid directors who are not executive officers of the Company (the "Non-Employee Directors") an annual retainer of $30,000 and, in addition, an annual retainer of $40,000 to the Lead Director, Mr. Fiederowicz. In addition, the Company paid Non-Employee Directors $1,000 per board or committee meeting attended ($500 for attendance by conference call), plus reimbursement of reasonable expenses. The Chair of the Audit Committee was paid an additional annual retainer of $30,000 and the Non-Employee Directors who were members of such committee were paid additional annual retainers of $10,000. The Chairs of other committees on the Board were paid additional annual retainers of $10,000 and Non-Employee Directors who were members of such other Committees were paid additional annual retainers of $5,000. Employee directors do not receive any compensation for their service as members of the Board.

         Under the 2003 Directors' Stock Plan, the Non-Employee Directors each received a grant of an option covering 1,000 shares of Common Stock on April 29, 2003 or upon their election as a director of the Company. The number of options or restricted shares awarded are generally within the discretion of the Board, except that no Non-Employee Director may receive an option covering more than 5,000 shares or 2,000 restricted shares in any year. Pursuant to this annual grant provision, all of the Company's Non-Employee Directors following the Annual Meeting will receive stock options to purchase 2,500 shares of Common Stock.

         All options that may be granted under the Directors' Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, become exercisable in three equal installments beginning on the first anniversary of the date of grant, and have a ten-year term. In addition to any annual grant of options or restricted shares, under the Directors' Plan, the Board may from time to time make additional discretionary grants (subject to the limits noted above) and may permit a Non-Employee Director to elect to receive all or a portion of his/her annual cash retainer in restricted shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, First Albany Capital Inc. extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

         As of December 31, 2003, the Company had a commitment to invest as a limited partner up to $14.8 million in FA Technology Ventures, L.P. (the "Fund"), a technology fund with total limited partner equity commitments of $100 million. The Company also had a commitment as of that date to invest up to an additional $11 million in parallel with the Fund; this parallel commitment may be satisfied by investments from the Company's employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. Messrs. Goldberg and Fiederowicz are also limited partners in this Fund. The Fund is managed by FA Technology Ventures Corporation a wholly-owned subsidiary of the Company, which receives management fees for its services. George McNamee is an employee of this subsidiary and received compensation from it, which is reflected in the summary compensation table below. In addition, Mr. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 17.251% membership interest. As a result of this interest in the general partner, he would be entitled to receive a corresponding percentage of the 20% carried interest that may become payable by the Fund to its general partner if the Fund's investments are successful. Mr. McNamee is required under the partnership agreement for the Fund to devote a majority of his business time to the conduct of the Fund and any parallel funds.

         First Albany Capital Inc. has an exclusive arrangement with META Group Inc. ("META"), an information technology research advisor. Under the arrangement, First Albany Capital Inc. had access to META's research and analysts and uses this information in support of its own research products. Mr. Kutnick is the Chairman of the Board of Directors of META and owns approximately 13.38% of META common stock. Mr. McNamee is also a director of META. In 2003, First Albany Capital Inc. paid META $1,722,338 (including $31,980 in expense reimbursements) pursuant to this arrangement. First Albany Capital Inc. has informed META that, in accordance with the terms of the contract, it is terminating this arrangement as of August 20, 2004, and it may consider META as a provider of such services in the future.

         Mr. Gravante is a partner in the law firm of Boies Schiller & Flexner LLP ("Boies"). The Company or its subsidiaries paid a total of $28,872 in 2003 to Boies for legal services rendered.

         In February 2004, the Company entered into agreements to raise $10 million through a private placement of its common stock. The private placement was purchased by accredited investor employees of the Company or its subsidiaries. Adams Harkness & Hill, Inc. acted as financial advisor to the Company for the private placement. Messrs. Jenkins and Mabbs participated in the private placement, each committing to purchase 17,921 shares at $11.16 per share. The transaction is expected to close on or about March 29, 2004.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or earned by (i) the Chief Executive Officer(1) and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 2003 (collectively referred to as the "Named Executive Officers").

                                                                       LONG TERM
                                       ANNUAL COMPENSATION        COMPENSATION AWARDS
                                    ------------------------    -----------------------
                                                                RESTRICTED   SECURITIES
   NAME & PRINCIPAL                                               STOCK      UNDERLYING       ALL OTHER
      POSITION              YEAR     SALARY          BONUS      AWARDS(2)    OPTIONS(3)    COMPENSATION(4)
-----------------------     ----    --------      ----------    ----------   ----------    ---------------
GEORGE C. MCNAMEE(1)        2003    $300,000      $  600,000    $        0            0     $       6,000
CHAIRMAN                    2002     300,000         300,000             0            0                 0
                            2001     300,000         200,000             0            0                 0
                            ----    --------      ----------    ----------   ----------     -------------
ALAN P. GOLDBERG(1)         2003    $400,000      $1,000,000    $        0       50,000     $       6,000
PRESIDENT & CHIEF           2002     308,333         500,000             0       50,000             6,000
EXECUTIVE OFFICER           2001     300,000         300,000             0       60,775             6,000
                            ----    --------      ----------    ----------   ----------     -------------
HUGH A. JOHNSON, JR.        2003    $240,000      $  510,000    $        0       25,000     $       6,000
SENIOR VICE PRESIDENT       2002     240,000         300,000             0       25,000             6,000
                            2001     240,000         300,000             0       36,464                 0
                            ----    --------      ----------    ----------   ----------     -------------
ROBERT F. CAMPBELL          2003    $165,000      $1,487,566    $        0       25,000     $       6,000
EXECUTIVE MANAGING          2002     165,000       2,500,000             0       50,000             6,000
DIRECTOR                    2001     165,000       2,123,912             0            0             6,000
                            ----    --------      ----------    ----------   ----------     -------------
ARTHUR T. MURPHY            2003    $200,000      $1,489,000    $  200,000       25,000     $       6,000
EXECUTIVE MANAGING          2002     200,000       1,776,000             0       30,000             6,000
DIRECTOR                    2001     200,000       1,450,000             0       30,388             6,000
                            ----    --------      ----------    ----------   ----------     -------------
STEVEN R. JENKINS           2003    $275,000      $  600,000    $        0       25,000     $           0
CHIEF FINANCIAL OFFICER     2002     203,125         450,000       179,250       25,000             6,000
                            2001     187,500         175,000             0       24,309                 0
                            ----    --------      ----------    ----------   ----------     -------------

----------------------
(1.) Mr. McNamee served as Co-Chief Executive Officer of the Company with Mr. Goldberg until July 2003, at which time Mr. Goldberg became the sole Chief Executive Officer.

(2.) The restricted stock awards reflected in this column are valued at the market price of Common Stock as of the date of grant and vest in equal increments of approximately 33% over a three year period. As of December 31, 2003, Mr. Murphy holds 40,350 shares of restricted stock with a value of $565,723.80. As of December 31, 2003, Mr. Jenkins holds 32,854 shares of restricted stock with a value of $460,284.54. In prior years the Company issued two 5% stock dividends. As a result, the number of securities underlying each option granted and the exercise price have been adjusted to reflect such dividends where appropriate.

4. Represents contributions by the Company to the First Albany Companies Inc. Deferred Compensation Plan for Key Employees, a nonqualified plan in which certain key employees of the Company are eligible to participate. Under this plan, a participating executive officer will become vested in any unvested Company contributions in the event that such executive officer's employment is terminated in connection with a change of control of the Company. The committee administering the Deferred Compensation Plan may also provide in a participant's annual deferral agreement for acceleration of vesting solely upon a change of control of the Company.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during 2003 to the Named Executive Officers.

                                                     INDIVIDUAL GRANTS
                          -------------------------------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                           NUMBER OF    % OF TOTAL                               RATES OF STOCK PRICE
                          SECURITIES      OPTIONS                                    APPRECIATION
                          UNDERLYING    GRANTED TO   EXERCISE OR                  FOR OPTION TERM(2)
                            OPTIONS      EMPLOYEES    BASE PRICE               --------------------------
                            GRANTED      IN FISCAL                 EXPIRATION
        NAME                (#) (1)        YEAR       ($/SH)(1)        DATE            5%          10%
--------------------      ----------    ----------   -----------   ----------  -----------     ----------
George C. McNamee              --             --           --             --            --             --
Alan P. Goldberg           50,000         12.29%       $13.35       12/22/13      $419,787     $1,063,823
Hugh A. Johnson, Jr.       25,000          6.14%         8.00       03/14/13       125,779        318,748
Robert F. Campbell         25,000          6.14%         8.00       03/14/13       125,779        318,748
Arthur T. Murphy           25,000          6.14%         8.00       03/14/13       125,779        318,748
Steven R. Jenkins          25,000          6.14%         8.00       03/14/13       125,779        318,748

----------------------
1. These options were granted on March 14, 2003, with the exception of Mr. Goldberg's options which were granted on December 22, 2003, at fair market value on the date of grant and will vest in three equal annual installments of approximately 33% commencing on the first anniversary of the date of grant through the third anniversary of the date of grant. However, each of the options will immediately become exercisable for all of the option shares in the event of a change of control of the Company.

2. Represents gain that would be realized assuming the options were held for the entire option term and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table provides information concerning the exercise of stock options during 2003 by each of the Named Executive Officers and the year-end value of their unexercised options.

                                                     NUMBER OF SECURITIES              VALUE OF
                                                         UNDERLYING                  UNEXERCISED
                         SHARES                          UNEXERCISED                IN-THE-MONEY
                        ACQUIRED        VALUE         OPTIONS AT FISCAL              OPTIONS AT
                           ON         REALIZED           YEAR-END(#)            FISCAL YEAR-END($) (2)
NAME                   EXERCISE(#)     ($) (1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                       -----------    --------    -----------  -------------  -----------   -------------
George C. McNamee               --          --        245,112             --  $ 1,611,851              --
Alan P. Goldberg            89,792     $38,718        283,099        100,001    1,174,608   $     375,008
Hugh A. Johnson, Jr.            --          --        189,491         50,000      906,712         321,250
Robert F. Campbell              --          --             --         75,000           --         492,250
Arthur T. Murphy                --          --         81,261         80,249      366,982         433,171
Steven R. Jenkins               --          --         69,196         68,855      229,662         383,413

----------------------

1. Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

2. Represents the difference between the fair market value of the share as of December 31, 2003 and the exercise price multiplied by the number of unexercised options.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2003 with respect to shares of common stock of the Company that may be issued under the Company's existing equity compensation plans.

                                                                                            C
                                                                                    NUMBER OF SECURITIES
                                                                                     REMAINING AVAILABLE
                                           A                                         FOR FUTURE ISSUANCE
                                  NUMBER OF SECURITIES               B                  UNDER EQUITY
                                    TO BE ISSUED UPON        WEIGHTED AVERAGE        COMPENSATION PLANS
                                       EXERCISE OF           EXERCISE PRICE OF      (EXCLUDING SECURITIES
      PLAN CATEGORY                OUTSTANDING OPTIONS      OUTSTANDING OPTIONS   REFLECTED IN COLUMN A)(3)
                                  --------------------      -------------------   -------------------------
Equity Compensation Plans               2,067,240                 $8.59                   861,631
Approved by Shareholders(1)

Equity Compensation                     1,323,522                 $6.19                    45,504
Plans Not Approved
by Shareholders (2)

                                        ---------                 -----                   -------
Total                                   3,390,762                 $7.65                   907,135
                                        ---------                 -----                   -------

         1. Consists of the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan and the 2003 Directors' Stock Plan.

         2. Consists of the 2001 Long-Term Incentive Plan, which is described below. No options or other benefits under this Plan may be granted to directors or executive officers of the Company.

         3. The table does not reflect the proposed amendment to the 1999 Long-Term Incentive Plan.

                          2001 LONG-TERM INCENTIVE PLAN

         On October 18, 2001, the Board of Directors adopted the 2001 Long-Term Incentive Plan (the "2001 Plan"). The 2001 Plan provides for the granting of non-qualified stock options, performance units, restricted shares and stock appreciation rights to the employees of the Company and its subsidiaries. Upon adoption of the 2001 Plan, the Company reserved a total of 800,000 common shares for issuance under the 2001 Plan. In November 2002, an additional 800,000 common shares were reserved for issuance under the 2001 Plan. The committee of the Board administering the 2001 Plan has the authority to establish the exercise price and term for options grants. The options that have been issued generally vest and become exercisable in four equal installments beginning on the first anniversary of the grant date. The options vest on an accelerated basis in the event of a change in control of the Company. The 2001 Plan is intended to function as a broad-based incentive plan, and no awards under the 2001 Plan have been made to directors or executive officers of the Company.

         As of March 10, 2004, options covering 1,312,407 shares of the Company's common stock were outstanding under the 2001 Plan and options covering 180,898 shares had been exercised during the fiscal year. Also as of March 10, 2004, 637,562 Restricted Shares had been granted under the 2001 Plan. No performance units or stock appreciation rights have been granted. 178 shares remained available for granting of future awards.

         The 2001 Plan is included as Exhibit 10.10 in the Company's Annual Report on Form 10-K for the period ended December 31, 2003, filed with the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to
Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all such reports were filed on a timely basis during fiscal year 2003 with the exception of: (i) Mr. Goldberg, who did not timely file one Form 4 to report one option grant, but subsequently filed such Form 4, (ii) Mr. Kutnick, who did not include a holding on one Form 3, but subsequently reported such holding on a Form 5 and (iii) Mr. Murphy who did not timely report one gift transaction on a Form 5, but subsequently reported such transaction on a Form 5.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    OVERVIEW

         The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company. The Compensation Committee also administers the Company's Long-Term Incentive Plans and the Senior Management Bonus Plan.

                              COMPENSATION POLICIES

         Compensation for executive officers of the Company has been strongly influenced by the principle that the compensation of executive officers should be structured to directly link the executives' financial reward to the performance of the business unit they lead or, as the case may be, the performance of the Company as a whole. Thus, for example, incentive compensation of the Chief Executive Officer would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning his interests with the interests of the Company's shareholders.

         Salaries of executive officers are intended to be relatively moderate, and are set at levels, which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. The Committee reviews data on comparable firms in the industry and recommendations from compensation consultants in making these determinations. Substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option or restricted stock grants.

                                  ANNUAL BONUS

         As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in 2003 executive officers received annual bonuses ranging from approximately 31% to 90% of their total compensation. This practice is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

         Annual bonuses for the executive officers of the Company are established under the Senior Management Bonus Plan. The specific bonus an executive receives is dependent on his level of responsibility, individual performance and the performance of his business unit and/or the Company. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance and contribution to the firm are also made annually by the Executive Compensation Committee after receiving the recommendations of the CEO, Mr. Goldberg. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment, and management skills. The Committee also pays careful attention to competitive compensation practices, including reviewing industry compensation surveys provided by outside vendors. The Committee established in the first quarter of 2003 a maximum percentage for each executive officer of the bonus pool applicable to such officer. The pools were established based on the net income of the Company or, in the case of business unit leaders, the net income of such business unit. The Committee then determined whether the officer was to receive the maximum percentage amount or some lesser amount based on a discussion of the assessment and recommendation of Mr. Goldberg.

         Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified "performance-based compensation" generally does not count toward
Section 162(m)'s $1 million deduction limit. Section 162(m) first became applicable to the Company in 2003 during which time the Company approved and our shareholders approved, the Senior Management Bonus Plan. The Senior Management Bonus Plan is designed to assure that all bonus compensation paid to our covered employees is considered qualified performance-based compensation within the meaning of Section 162(m).

                                   BASE SALARY

         A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the CEO recommendations.

                            THE STOCK INCENTIVE PLAN

         Awards under the 1999 Long-Term Incentive Plan supplement the bonuses paid to the Named Executive Officers. The number of options granted to the executive officers, in general, reflects the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company. The Long-Term Incentive Plan also allows the Executive Compensation Committee to grant performance units, restricted shares and stock appreciation rights. In 2003, the Executive Compensation Committee also awarded Arthur Murphy 25,000 restricted shares.

                     COMPENSATION OF CHIEF EXECUTIVE OFFICER

         For fiscal year 2003, the total cash compensation paid to Mr. Goldberg was $1,400,000. For fiscal year 2003, Mr. Goldberg received a base salary of $400,000. Mr. Goldberg received bonus compensation of $1,000,000. In fiscal year 2003, Mr. Goldberg was awarded options to purchase 50,000 shares of the common stock of the Company. In determining the bonus and other compensation of the Company's CEO for the fiscal year 2003, the Committee compared the Company's performance to that of industry peers, as well as to the market's performance as a whole. Among other things, the Committee considered the performance of the Company's common stock, its return on investments made in other businesses, its pre-tax return on equity, its earnings per share and comparable market data. Mr. Goldberg's fiscal year 2003 award reflects his significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 2003.

                                          EXECUTIVE COMPENSATION COMMITTEE

                                          Carl Carlucci (Chair)
                                          Walter Fiederowicz

                            AUDIT COMMITTEE REPORT*

         The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board which was amended January 2004 and is included as Exhibit A to this proxy statement. Each member of the Audit Committee is an "independent director" as defined in the NASDAQ Stock Market listing standards and is

-------------------
* The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the Company's Corporate Governance Guidelines.

         The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control and disclosure controls and procedures. The independent accountants are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

         During the year 2003, at each of its meetings, the Committee met with the Company's Chief Financial Officer and General Counsel. In addition, the Committee meets with its independent accountants on a quarterly basis as requested by the independent accountants. At each meeting, the Committee is provided with the opportunity to meet privately with the independent accountants as well as with management. In addition, at least once each year the Committee meets with the Director of the Company's Internal Audit Department and the Director of the Company's Compliance Department for reports on the status of internal controls.

         The Committee recommended to the Board that the Company's current independent accountants, PricewaterhouseCoopers LLP, be appointed as the independent accountants to conduct the audit for the fiscal year ended December 31, 2003. Pursuant to the revised charter, the Committee is directly responsible for the appointment of the Company's independent accountants who shall report directly to the Committee. The Company's independent accountants have provided to the Committee a written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Management represented to the Committee that the Company's consolidated financial statements for fiscal 2003 were prepared in accordance with generally accepted accounting principals and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

         The Audit Committee has determined that the provision of the non-audit services described in "Principal Accounting Firm fees" below is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                                      AUDIT COMMITTEE

                                                      Walter Fiederowicz (Chair)
                                                      Shannon P. O'Brien
                                                      Arthur J. Roth

                    PROPOSAL NO. 2 RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year ending December 31, 2004. We are submitting the selection of independent auditors for shareholders ratification at the Annual Meeting.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

         Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee, or a designated member thereof, pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.

THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                         PRINCIPAL ACCOUNTING FIRM FEES

         The following table shows information about fees paid by the Company to PricewaterhouseCoopers LLP:

                                          PERCENTAGE OF                        PERCENTAGE OF
                                          2003 SERVICES                        2002 SERVICES
                                           APPROVED BY                          APPROVED BY
                             2003        AUDIT COMMITTEE        2002(d)       AUDIT COMMITTEE
                           --------      ---------------       --------       ---------------
Fees paid by the           $
  Company:
Audit fees                 $274,525            100%            $218,914           100%
Audit-related fees(a)        45,335            100%              12,400           100%
Tax fees(b)                 183,328            100%             102,745           100%
All other fees(c)             1,516            100%               1,512           100%

------------------
(a) Audit-related fees are fees for assurance and related services that traditionally are performed by the independent accountant and generally are overseen by a licensed accountant. These services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(b) Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(c)      All other fees are fees for accounting and auditing research software.

(d)      Prior year numbers have been conformed to current year presentation.

                       AUDIT COMMITTEE PRE-APPROVAL POLICY

         In accordance with the Company's Audit Committee Pre-Approval Policy (the "Pre-Approval Policy"), all audit and non-audit services performed for the Company by the Company's independent accountants were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

         The Pre-Approval Policy provided for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

         Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent accountants and the Company's chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

         The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S&P Composite 500 Stock Index ("S&P 500 Index") and the Financial Services Analytics, Inc. Composite Index ("FSA Composite Index") an index of publicly traded brokerage firms for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1998, and that all dividends, if any, were reinvested.

                           FIRST ALBANY COMPANIES INC.

                    [FIRST ALBANY COMPANIES INC. LINE CHART]

                               1998       1999      2000       2001      2002       2003
                               ----       ----      ----       ----      ----       ----
FIRST ALBANY                    100        140        88         75        97        211
S&P 500 INDEX                   100        121       110         97        76         97
FSA COMPOSITE INDEX             100        135       202        157       123        183

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

         The Company has an Executive Compensation Committee responsible for approving the compensation of the Company's executive officers. Messrs. Carlucci and Fiederowicz served on the Executive Compensation Committee during the 2003 fiscal year. Neither of the Executive Compensation Committee members is involved in a relationship requiring disclosure as an interlocking executive officer/director under any paragraph of Item 404 of Regulation S-K or as a former officer or employee of the Company.

                            PROPOSAL NO. 3 ADOPTION
                           OF THE THIRD AMENDMENT TO
                        THE FIRST ALBANY COMPANIES INC.
                         1999 LONG-TERM INCENTIVE PLAN

         In March of 1999, the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors (the "Board") of First Albany Companies Inc. (the "Company"), and on May 18, 1999, it was approved by the Company's shareholders. On March 28, 2002, the Board adopted the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares that may be granted under the Plan from 800,000 shares to 1.6 million shares, and the Company's shareholders approved the First Amendment at the 2002 Annual Meeting of Shareholders. On March 10, 2003, the Board adopted the Second Amendment to the Plan to increase the number of shares that may be granted under the Plan from 1.6 million shares to 2.4 million shares and the Company's shareholders approved the Second Amendment at the 2003 Annual Meeting of Shareholders.

         On March 23, 2004, the Board adopted the Third Amendment to the Plan to increase the number of shares that may be granted under the Plan from 2.4 million shares to 3.6 million shares. As of December 31, 2003, options and restricted stock granted and outstanding under the Plan covered an aggregate of 1,920,983 shares, leaving 767,631 shares remaining for issuance pursuant to subsequent grants. This increase will allow the Company to institute its new equity compensation program, in which all senior employees receive a portion of their incentive compensation in the form of restricted stock. This program is an important part of the Company's overall effort to improve margins throughout its businesses. The Company's shareholders are now requested to approve the Third Amendment, the only purpose of which is to increase the number of shares that may be granted under the Plan.

         The Third Amendment will not be effective unless and until it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat. Should such shareholder approval not be obtained, then the Third Amendment will not be implemented but the Plan in effect prior to the Third Amendment will continue to remain in effect.

         THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ADOPTION OF THE THIRD AMENDMENT TO THE FIRST ALBANY COMPANIES INC. 1999 LONG-TERM INCENTIVE PLAN.

         Set forth below for the convenience of the Company's shareholders is a summary description of the Plan.

                                     PURPOSE

         The purpose of the Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company's stockholders.

                                NUMBER OF SHARES

         The maximum number of shares of Common Stock as to which awards could be granted may not exceed 2,400,000 shares or, if the Third Amendment is approved, 3,600,000 shares.

         If, however, any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for awards under the Plan to the extent of such expiration or termination, subject to certain limitations under the Plan.

                                 ADMINISTRATION

         The administration, interpretation and operation of the Plan will be vested in the Executive Compensation Committee who will serve at the pleasure of the Board. The Executive Compensation Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purposes of making awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

                                   ELIGIBILITY

         Key employees and officers or those who will become key employees or officers of the Company are eligible to receive awards under the Plan.

                              AWARDS UNDER THE PLAN

         Introduction. Awards under the Plan may consist of stock options, stock appreciation rights, restricted shares or performance unit awards, each of which is described below. All awards will be evidenced by an agreement approved by the Executive Compensation Committee. In the discretion of the Executive Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

Stock Options and Stock Appreciation Rights. Stock options granted under the Plan may be in the form of incentive stock options or non-qualified stock options and may be granted alone or in addition to other awards under the Plan. Stock options may be granted alone or in tandem with stock appreciation rights ("SARs"). SARs entitle a participant to receive, upon exercise, cash, restricted shares or unrestricted shares of Common Stock as provided in the relevant award agreement, with a value equal to (a) the difference between (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised and (ii) the fair market value on the date the SAR was granted, multiplied by (b) the number of shares of Common Stock for which the SAR has been exercised. No SAR may be exercised until six months after its grant or prior to the exercisability of the stock option with which it is granted in tandem, whichever is later.

         The exercise price and other terms and conditions of such options will be determined by the Executive Compensation Committee at the time of grant and, in the case of incentive stock options, such exercise price will not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. No term of any incentive stock options shall exceed ten years after grant.

         Unless otherwise determined by the Executive Compensation Committee or provided in the relevant award agreement, stock options shall become exercisable over a four-year period from the date of grant with 25% vesting on each anniversary of the grant in that time period.

         Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Executive Compensation Committee in the relevant award agreement. In no event shall restricted shares vest prior to six months after the date of grant. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Executive Compensation Committee have been satisfied.

         Performance Units. Performance units represent a monetary amount designated in advance by the Executive Compensation Committee. Participants receiving performance unit grants will only earn such amounts if the Company and/or the participant achieve certain performance goals during a designated performance period. The Executive Compensation Committee will establish such performance goals and may use such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Executive Compensation Committee deems appropriate. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

                           FORFEITURE UPON TERMINATION

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason, any unexercisable stock option or SAR shall be forfeited and canceled by the Company. Such participant's right to exercise any then-exercisable stock option or SAR will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation

Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options of SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason (other than due to death, total disability or retirement) (a) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, or, (b) prior to the completion of any performance period in respect of any grant of performance units, such restricted shares or performance units, as the case may be, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within 90 days after such termination that all or a portion of such restricted shares or performance units, as the case may be, shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination or shall be entitled to earn into the participant's performance units.

                                CHANGE OF CONTROL

         If a Change of Control, as defined in the Plan, occurs (i) all Stock Options and/or SARs then unexercised and outstanding will become fully vested and exercisable, (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied and (iii) all performance units will be deemed to have been fully earned, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control.

                          RECAPITALIZATION ADJUSTMENTS

         In the event of any change in capitalization affecting the Common Stock of the Company, including without limitation, a distribution, recapitalization, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off, combination, or exchange of Common Stock or other corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the maximum number of shares of Common Stock of the Company with respect to which awards may be granted, (ii) the number of shares of Common Stock of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price or other price per share with respect to any outstanding awards.

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time; provided, however, that no amendment by the Board may, without the approval of a majority of the stockholders, (i) increase the number of shares of Common Stock which may be issued under the Plan, except as provided therein, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan except as permitted therein, provided Rule 16b-3 of the Securities and Exchange Act of 1934 does not require shareholder approval.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual's own tax status, each participant who receives an award under the Plan should consult a tax advisor.

Incentive Stock Options. Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (the later of (i) or (ii) being the "ISO Holding Period"), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii) the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") equal to the amount of ordinary income realized by the optionee. Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee's death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options. In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions"), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, the participant will recognize compensation taxable as ordinary income at such time, and the Company generally will be entitled to a deduction in an amount equal to the then fair market value of the shares of Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied. The participant's tax basis for any such shares of Common Stock will be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, in which case the Company will be entitled to a corresponding deduction in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than 30 days after the date of grant. If such an election is made, no income will be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant's tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof will be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Common Stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units. A participant will not recognize any income upon the award of a performance unit. If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income when he or she receives payment with respect to such performance unit, and at such time the Company will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units. The participant's tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units are paid in restricted shares, see "Restricted Shares" above for a discussion of the applicable tax treatment.

Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

The Company has structured the Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs,
(ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards. Because restricted share awards under the Plan are not deemed to be qualified performance-based compensation under Section 162(m) of the Code, amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).

Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

If the provisions of the Plan relating to a change in control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(I) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company. In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).

               2003 AWARDS UNDER THE 1999 LONG-TERM INCENTIVE PLAN

         During the last fiscal year, the executive officers named in the Summary Compensation Table were granted the number of options set forth in the Option Grant Table under the Plan, and the current executive officers as a group were granted 175,000 options in the aggregate under the Plan. The current directors who are not executive officers were granted no options under the Plan, and all employees who are not executive officers were granted 81,000 options in the aggregate. Mr. Murphy also received 25,000 restricted shares under the Plan in 2003. All employees who are not executive officers were granted 143,350 shares of restricted stock under the Plan in 2003.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

         If a shareholder intends to present a proposal at the Company's Annual Meeting of Shareholders to be held in 2005 and seeks to have the proposal included in the Company's proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on November 28, 2004. If a shareholder wishes to present a matter at the Company's Annual Meeting of Shareholders to be held in 2005 that is outside of the processes of Rule 14a-8, the proposal must be received by the Company no earlier than January 26, 2005 and no later than the close of business on February 15, 2005. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter.

         You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                             By Order of the Board of Directors

March 29, 2004
                                             /s/ Stephen P. Wink
                                             -----------------------
                                             Stephen P. Wink
                                             Secretary

                                   EXHIBIT A

                                    CHARTER
                                AUDIT COMMITTEE

                        EFFECTIVE AS OF JANUARY 29, 2004

                          FIRST ALBANY COMPANIES INC.

PURPOSE

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee (i) the integrity of the Company's financial reporting process, including the financial reports and other financial information provided by the Company to its stockholders, any governmental or regulatory body and the public, or other uses thereof; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements; (iv) the independent auditors' qualifications and independence; (v) the Company's compliance with legal and regulatory requirements; and (vi) the Company's management of market, credit, liquidity and other financial and operational risks.

MEMBERSHIP

         The Committee shall be comprised of not less than three members of the Board. The Committee members shall be appointed by the Board, taking into consideration the recommendations of the Committee on Directors and Corporate Governance, for one-year terms at the annual meeting of the Board. The Committee shall appoint the Committee's Chairperson. The Committee's composition shall meet the independence, financial literacy and experience requirements of the listing standards of NASDAQ, and the independence and accounting or related financial management expertise requirements of the Sarbanes-Oxley Act of 2002 and any rules adopted thereunder.

FUNCTIONS

         The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Independent Auditors and Audit Process

- The Committee shall meet with the independent auditors and the Company's management, and such other personnel as it deems appropriate and discuss such matters as it considers appropriate. The Committee must meet separately with the independent auditors and the Company's management periodically, normally at least once each fiscal quarter.

- The Committee shall have the sole authority and responsibility to appoint, retain (subject to shareholder ratification), compensate, evaluate and, where appropriate, terminate the independent auditor.

         - In this connection, the Committee shall consider such matters as the experience and qualifications of the senior members of the independent auditor team, the quality control procedures of the independent auditor, the independent auditors' audit plan and procedures, and whether there should be a regular rotation of the firm acting as the Company's independent auditor.

- The Committee shall review the independent auditors' compensation and the proposed terms of their engagement, and consider their audit plan and procedures and review any problems arising from the annual audit examination.

-        The Committee shall:

         - Annually request from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1;

         - Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; and

         - Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

         - Establish guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

         - Obtain from the independent auditors annually and review a report describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised during the most recent internal quality-control review, or peer review, or in any review by a governmental or professional association within the preceding five years with respect to an audit carried out by the independent auditors;
                  (iii) any steps taken to address such issues; and (iv) all relationships between the independent auditors and the Company and their impact on the independent auditors' independence, all with a view to evaluating the independent auditors' (including the lead partner's) qualifications, performance and independence.

Financial Statements

- The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including the Company's disclosure under Management's Discussion and Analysis of Financial Conditions and Results of Operations, and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

- The Committee shall review with the independent auditors the Company's interim financial results to be included in the Company's quarterly reports, including the Company's disclosure under Management's Discussion and Analysis of Financial Conditions and Results of Operations, to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, prior to the Company's filing of the Form 10-Q.

- The Committee shall consider major changes and other major questions of choice respecting the appropriate accounting principles, estimates and practices to be applied in the preparation of the Company's financial statements.

- The Committee shall review material pending legal proceedings involving the Company and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the financial statements.

- The Committee shall review with management and the independent auditors the financial statement effects of pending regulatory and accounting initiatives.

- The Committee shall review off-balance sheet structures on the Company's financial statements.

- The Committee shall discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussion of earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

- The Committee shall review any significant disputes between management and the independent auditor that arose in connection with the preparation of the Company's financial statements.

- The Committee shall prepare an Audit Committee Report for inclusion in the Company's proxy statement.

Internal Controls

- The Committee shall review, and then discuss with the independent auditor and management, the quality and adequacy of the Company's internal controls, including the adequacy of the staffing and budget of the Company's internal audit staff.

- The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

- The Committee shall obtain reports from management, the Company's senior internal auditing executive and the independent auditors with respect to compliance by the Company and its subsidiary entities with applicable legal requirements and the Company's Code of Conduct, including disclosure of insider and affiliated party transactions.

- The Committee shall inquire into evidence of illegal conduct or non-compliance with Company policies.

- Establish procedures for the receipt, retention and treatment of complaints and allegations which are received by or otherwise come to the attention of the Company regarding accounting, internal accounting controls or auditing matters, illegal conduct or non-compliance with Company policies.

- Establish procedures for employees of the Company to report to the Committee, on an anonymous and confidential basis, concerns with respect to accounting or auditing matters.

- Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Company's annual and quarterly filings with the Securities and Exchange Commission about any significant deficiencies in the design or operation of the Company's internal controls and procedures for financial reporting and disclosure procedures and controls, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

-        The Committee shall review related party transactions.

PROCEDURES

- In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

- The Committee shall have the authority to retain, determine funding and other retention terms for, and if necessary, terminate such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions, and the Company shall make such funding available to the Committee.

- The Committee shall meet as often as deemed necessary or appropriate in its judgment, not less frequently than quarterly, either in person or by phone. The Committee shall meet with the independent auditors at least quarterly.

- The Committee shall meet on occasion with the independent and internal auditors outside the presence of senior management.

- The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter.

-        The Committee shall conduct an annual self-evaluation.

- The Committee shall review the adequacy of this Charter on an annual basis.

DISCLOSURE

THIS CHARTER WILL BE MADE AVAILABLE ON THE COMPANY'S WEBSITE.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           FIRST ALBANY COMPANIES INC.

                                 APRIL 27, 2004



                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

      Please detach along perforated line and mail in the envelope provided.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

                                                                                                               FOR  AGAINST  ABSTAIN
1. The Election of Directors:                                        2. The ratification of the appointment of [  ]    [  ]     [  ]
                                                                        PricewaterhouseCoopers LLP as independent
                                                                        auditors of the Company for fiscal year
                                                                        ending December 31, 2004.
                      NOMINEES:
[] FOR ALL NOMINEES   -  Alan P. Goldberg   (To expire in 2007)
                      -  Robert F. Campbell (To expire in 2007)      3. The approval of the adoption of the    [  ]    [  ]     [  ]
[] WITHHOLD AUTHORITY -  Carl P. Carlucci,  (To expire in 2007)         Third Amendment to the First Albany
   FOR ALL NOMINEES      Ph.D.                                          Companies Inc. 1999 Long-Term
                      -  Arthur J. Roth     (To expire in 2007)         Incentive Plan.
                      -  Arthur T. Murphy   (To expire in 2006)
[] FOR ALL EXCEPT                                                    4. In their discretion, the proxies are authorized to vote
   (See instructions below)                                             upon any other business that may properly come before the
                                                                        meeting.


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder _____________________  Date:_______________  Signature of Shareholder ___________________ Date: __________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                           FIRST ALBANY COMPANIES INC.
                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of First Albany Companies Inc. held of record by the undersigned on March 10, 2004 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Tuesday, April 27, 2004 at the offices of the Company at 30 South Pearl Street, Albany, New York, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

COMMENTS:

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           FIRST ALBANY COMPANIES INC.

                                 APRIL 27, 2004

                            PROXY VOTING INSTRUCTIONS



MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

              - OR -

TELEPHONE - Call toll-free 1-800-PROXIES        COMPANY NUMBER _________________
(1-800-776-9437) from any touch-tone
telephone and follow the instructions. Have     ACCOUNT NUMBER _________________
your proxy card available when you call.

              - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.

     Please detach along perforated line and mail in the envelope provided
              IF you are not voting via telephone or the Internet.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x


                                                                                                               FOR  AGAINST  ABSTAIN
1. The Election of Directors:                                        2. The ratification of the appointment of [  ]    [  ]     [  ]
                                                                        PricewaterhouseCoopers LLP as independent
                                                                        auditors of the Company for fiscal year
                                                                        ending Dece
                      NOMINEES:
[] FOR ALL NOMINEES   -  Alan P. Goldberg   (To expire in 2007)
                      -  Robert F. Campbell (To expire in 2007)      3. The approval of the adoption of the    [  ]    [  ]     [  ]
[] WITHHOLD AUTHORITY -  Carl P. Carlucci,  (To expire in 2007)         Third Amendment to the First Albany
   FOR ALL NOMINEES      Ph.D.                                          Companies Inc. 1999 Long-Term
                      -  Arthur J. Roth     (To expire in 2007)         Incentive Plan.
                      -  Arthur T. Murphy   (To expire in 2006)
[] FOR ALL EXCEPT                                                    4. In their discretion, the proxies are authorized to vote
   (See instructions below)                                             upon any other business that may properly come before the
                                                                        meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder _____________________  Date:_______________  Signature of Shareholder ___________________ Date: __________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-                                                                              -